SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              [(Amendment No. ___)]

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      GREENSTONE ROBERTS ADVERTISING, INC.
                (Name of Registrant as Specified in Its Charter)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:------
      (2) Aggregate number of securities to which transaction applies:---------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):-----------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:---------------------
      (5) Total fee paid:------------------------------------------------------

[  ]   Fee previously paid with preliminary materials.
[  ]   Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:--------------------------------------------
       (2)  Form, Schedule or Registration Statement No.:----------------------
       (3)  Filing Party:------------------------------------------------------
       (4)  Date Filed:--------------------------------------------------------

                      GREENSTONE ROBERTS ADVERTISING, INC.
                          ----------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          ----------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of GREENSTONE ROBERTS ADVERTISING, INC. (the "Company") will be held at One Huntington Quadrangle, Melville, New York 11747, on April 3, 1997 at 10:00 a.m., New York time, for the following purposes:

      1. To elect three members to the Board of Directors for a term of two years and until their respective successors shall have been duly elected and shall have qualified.

      2. To approve the appointment of Ernst & Young LLP as auditors for the Company's 1997 fiscal year.

      3. To consider and act upon any other business as may properly be brought before the meeting, and any adjournments or postponements thereof, in connection with the foregoing or otherwise.

     Shareholders of record at the close of business on February 21, 1997 will be entitled to notice of and to vote at the meeting.

                                      By order of the Board of Directors,


                                      Anthony V. Curto
                                      Secretary

Dated:   Melville, New York
         February 28, 1997

     If you do not expect to be present at the meeting and wish your shares to be voted, please date, sign and mail the accompanying form of proxy as promptly as possible in the enclosed envelope addressed to the Company's Transfer Agent.

GREENSTONE ROBERTS ADVERTISING, INC.
ONE HUNTINGTON QUADRANGLE
MELVILLE, NEW YORK  11747
                          ----------------------------
                                 PROXY STATEMENT
                          ----------------------------

     The accompanying proxy is solicited by the Board of Directors of Greenstone Roberts Advertising, Inc., a New York corporation (the "Company"), on behalf of the Company for use at the Annual Meeting of Shareholders to be held at One Huntington Quadrangle, Melville, New York 11747, on April 3, 1997 at 10:00 a.m., New York time, and any adjournments or postponements thereof, at which shareholders of record on February 21, 1997 will be entitled to vote. On February 21, 1997, the Company had outstanding 7,474,418 shares of Common Stock, par value $.01 per share (the "Common Stock"). The Common Stock is the only outstanding class of voting securities of the Company. Each shareholder will be entitled to one vote for each share of Common Stock held.

     The costs of soliciting proxies will be borne by the Company. Such costs will include charges by brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Solicitation may be made by mail, personally, by telephone or telegraph, by officers, directors and regular employees of the Company; such persons will not be separately compensated for such solicitation.

     The shares represented by an executed form of the accompanying proxy will be voted as directed with respect to the election of Directors or, if no direction is indicated, will be voted in favor of the election as Directors of the nominees listed below. Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Subject to the foregoing, a shareholder may revoke his proxy by executing another proxy at a later date, by notifying the Secretary of the Company in writing of his revocation or by attending and voting at the Annual Meeting.

     If voting by proxy with respect to the election of Directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to each other proposal that comes before the shareholders at the Annual Meeting, shareholders may vote For the proposal, vote Against the proposal or Abstain from voting with respect to the proposal. Assuming a quorum is present, (i) the affirmative vote of a plurality of the votes cast by the holders of the shares of Common Stock entitled to vote will be required to act with respect to the election of Directors and (ii) the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock entitled to vote will be required to act on all other proposals that come before the Annual Meeting. Abstentions and broker non-votes (when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes. However, abstentions and broker non-votes will not be included in the tabulations of votes cast on proposals presented to shareholders.

     There is being mailed herewith to each shareholder of record the Company's Annual Report on Form 10-K without exhibits, for the fiscal year ended October 31, 1996. The date of this Proxy Statement is the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

ELECTION OF DIRECTORS

     Three Directors are to be elected at the Annual Meeting, each Director to hold office until the 1999 Annual Meeting of Shareholders and until his respective successor shall have been duly elected and shall have qualified. The Board of Directors has nominated the persons whose names appear below. It is the intention of the persons named in the accompanying proxy to vote the proxies in favor of the election of the nominees named below if no direction to the contrary is given. The Board of Directors has no reason to believe that any of those named will be unavailable. If any of those named should become unavailable, discretionary authority is reserved to vote for a substitute.

     The Directors are divided into two classes and hold office until the second succeeding Annual Meeting of Shareholders following the election of their respective class and the qualification of their successors. None of the officers or Directors are related to one another.

Information as to Nominees for Election as Directors
                                                                       First
        Name                Age            Position                   Elected

Gary C. Roberts ........     58     President, Chief Operating           1988
                                      Officer and Director

Anthony V. Curto .......     60     Secretary and Director               1988

Martin S. Sussman ......     59     Director                             1991

     Gary C. Roberts has been President, Chief Operating Officer and Director of the Company since December 1988. Mr. Roberts served as Executive Vice President of the Company from January 1988 until December 1988. From January 1983 until December 1987, Mr. Roberts served as Executive Vice President, Chief Operating Officer and Partner at Slater Hanft Martin (a New York, New York based advertising agency). From January 1970 to December 1982, Mr. Roberts served as Executive Vice President and group head at Wells Rich Greene (a New York, New York based advertising agency). Mr. Roberts received his Bachelor of Science degree in Marketing from New York University in 1960.

     Anthony V. Curto has been Secretary of the Company since August 25, 1994. Mr. Curto has been a partner with the law firm of Curto, Barton & Alesi, P.C. since 1992. For more than 5 years prior thereto, he was a partner with the law firm of Meyer, Suozzi, English & Klein, P.C. Mr. Curto is admitted to practice law in the State of New York and obtained his J.D. degree from New York Law School in 1960. He has been a Director and Counsel to Yoo Hoo, Inc. and C&C Corp. Mr. Curto also has been an adjunct professor at the business school of Hofstra University and serves as a Trustee of the South Street Seaport Museum.

     Martin S. Sussman has been a partner with the law firm of Seltzer, Sussman & Habermann since forming the firm in 1974. Mr. Sussman specializes in corporate and corporate tax issues. He is a Director of Instrument Systems Corporation, an American Stock Exchange listed company, and Griffon Corporation, a New York Stock Exchange listed company. He is counsel to the law firm of Blau, Kramer, Wactlar, Lieberman & Satin, P.C. He was admitted to the New York State Bar in June 1961 and obtained his LL.B. and LL.M. degrees from New York University in 1960 and 1961, respectively.

     Ronald M. Greenstone founded the Company in 1972 and has been Chairman of the Board of Directors, Chief Executive Officer and a Director for more than the past five years. Mr. Greenstone served as President of the Company from December 1988 to December 1991. Prior to founding the Company, Mr. Greenstone served as Vice President in charge of account services for the former SH Goldstein Advertising (Great Neck, New York).

     Leonard Schrift has served as Senior Vice President, Chief Financial Officer, Treasurer and Director of the company since March 1996. Mr. Schrift has been a Director of the com-pany since 1988. He had served for more than the past five years as President and Chief Executive Officer of Ballen Booksellers International, Inc., a company located in Hauppauge, New York, engaged in distributing books to academic, research and medical libraries.

     Richard Projain has been a Principal of Kimba Consulting, Inc., a management consulting firm since January 1994. Mr. Projain served as a freelance consultant between November 1991 and December 1993. For the more than five years prior thereto, he was President, Chief Executive Officer and a Director of Electrosound Group, Inc. Electrosound was engaged in the business of providing services and products to the recorded music industry.

Information as to Directors Whose Terms Expire at the 1998 Annual Meeting
                                                                      First
    Name                   Age              Position                 Elected

Ronald M. Greenstone ....  56    Chairman of the Board, Chief         1972
                                 Executive Officer and Director

Leonard Schrift .........  56    Senior Vice President, Chief         1988
                                 Financial Officer, Treasurer
                                 and Director

Richard Projain .........  61    Director                             1988

Compensation of Directors

     Each Director who is not an executive officer of the Company is paid $1500 for each regular or special meeting of the Board of Directors attended.

Committees of the Board of Directors

     The Board of Directors of the Company has established the following committees:

          (i) Executive Committee -- the duties of the Executive Committee are to exercise all functions of the Board of Directors in the intervals between meetings of the Board of Directors. The members of the Executive Committee during the Company's recently completed fiscal year were Messrs. Greenstone, Projain and Roberts.

          (ii) Audit Committee -- the duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and result of their audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures, and reviewing the effectiveness of procedures intended to prevent violations of law and regulation. The members of the Audit Committee during the Company's recently completed fiscal year were Messrs. Curto, Projain and Sussman.

          (iii) Stock Option Plan Committee -- the duties of the Stock Option Plan Committee are to administer the Company's Option Plan (as defined herein), including determining which employees of the Company and its subsidiary will be granted options to purchase shares of Common Stock of the Company and the number of shares of Common Stock subject to each option granted. The members of the Stock Option Plan Committee during the Company's recently completed fiscal year were Messrs. Curto, Projain and Sussman.

          (iv) Compensation Committee -- the duties of the Compensation Committee are to recommend to the Board remuneration for officers of the Company, and to recommend the establishment of and monitor a compensation and incentive program for all salaried personnel of the Company. In addition, the Compensation Committee will review compensation paid to non-employee shareholders of the Company owning at least 1% of the outstanding Common Stock. The members of the Compensation Committee during the Company's recently completed fiscal year were Messrs. Curto, Projain and Schrift.

Meetings of Directors

     During the fiscal year ended October 31, 1996, three meetings of the Board of Directors, one meeting of the Audit Committee, no meeting of the Compensation Committee and one informal meeting of the Stock Option Plan Committee were held. No Director attended less than 67% of the meetings of the Board held while he was a member, and no Director attended less than 67% of the meetings held by all committees on which he served.

Executive Officers Who Are Not Directors

     Each of the Executive Officers of the Company is a Director of the Company.

Stock Ownership by Directors, Nominees and Officers

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of January 23, 1997, and the percentage of the outstanding shares of Common Stock so held, by (i) each beneficial owner of more than five percent of Common Stock, (ii) each person who is a Director or nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth herein and (iv) all Directors and executive officers as a group.

                                                                  Number of
                                                                   Shares
          Name of                           Beneficially          Percentage
       Beneficial Owner                        Owned              of Class
     --------------------                    -----------          ----------

Ronald M. Greenstone....................     2,850,000 (1)           37%
Gary C. Roberts.........................     1,050,000 (1)           14%
Leonard Schrift.........................        50,000                1%
Martin S. Sussman.......................        30,000 (2)            *%
Anthony V. Curto........................             0                0%
Richard Projain.........................        30,000                *%
All Directors and executive
  officers as a group (6 persons).......     4,010,000               52%


* Less than 1%

(1) Includes 150,000 shares of Common Stock which the holder has the right to acquire within 60 days upon the exercise of options granted by the Company.

(2) Includes 10,000 shares of Common Stock over which the holder has sole voting power and sole investment power.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

PHILOSOPHY

     The fundamental philosophy of the Company's executive compensation program is to offer competitive compensation opportunities which are based on each individual executive officer's contribution and personal performance. The compensation of the Company's executive officers is reviewed and approved by the Compensation Committee which utilizes compensation analyses for similar type and size agencies provided by the industry trade associations to ensure that the compensation is both reasonable and competitive, and also is directly linked to the Company's financial performance and shareholder interest.

     There are three elements in the Company's executive compensation program, as determined by individual and corporate performance.

      - Base salary compensation is determined by the potential impact of the individual on the Company's performance, the skill and experience required by the job, and the performance and potential of the incumbent in the job.

      - Annual incentive compensation is based on corporate operating earnings. Mr. Greenstone and Mr. Roberts each are eligible to earn a bonus based on a percentage of the Company's profits before provision for income tax.

      - Long term incentive compensation consists of eligibility under the Option Plan. Stock option grants are awarded based on individual and Company performance.

     Mr. Greenstone and Mr. Roberts also maintain a significant long-term stock ownership position in the Company's Common Stock. This ownership position creates a strong linkage between the Company's management and its shareholders' interests.

                           THE COMPENSATION COMMITTEE
                                Anthony V. Curto
                                 Richard Projain
                                 Leonard Schrift

Summary Compensation Table

     The following table sets forth for the Company's last three fiscal years the compensation paid by the Company to its Chief Executive Officer and two other most highly compensated executive officers whose cash compensation exceeded $100,000 (the "Named Executive Officers").

                      GREENSTONE ROBERTS ADVERTISING, INC.
                             EXECUTIVE COMPENSATION

                                      Annual Compensation             Long-Term Compensation
                                 ---------------------------------------------------------------------------
      (a)             (b)         (c)         (d)        (e)        (f)         (g)         (h)         (i)
                     Year        Base                   Other    Restricted                           All Other
Name and             ended      Salary2      Bonus     Annual      Stock                   LTIP    Compensation3
Principal Position October 31,    ($)         ($)   Compensation   Awards      Options    Payouts      ($)

Ronald Greenstone    1994       365,000     1,717       --          --          --          --       1,386
Chairman and CEO     1995       365,000       --        --          --          --          --       1,386
                     1996       365,000       --        --          --          --          --       1,425

Gary Roberts         1994       300,000     1,145       --          --          --          --       1,386
President            1995       300,000       --        --          --          --          --       1,386
                     1996       300,000       --        --          --          --          --       1,425

Leonard Schrift 1    1994         --          --        --          --          --          --         --
Sr. V.P., CFO,       1995         --          --        --          --          --          --         --
Treasurer            1996       84,000        --        --          --          --          --         --


1 As Mr. Schrift joined the Company in March 1996, amounts shown for Mr. Schrift in 1996 reflect less than a full year of compensation.

2 The Named Executive Officers receive indirect compensation in the form of automobile allowances, the use of automobiles and insurance payments on the automobiles. The amount of such indirect compensation paid or distributed in fiscal 1996 did not exceed, with respect to any named individual, the lesser of $50,000 or 10% of the total annual compensation reported for such person.

3  Amounts represent contributions by the Company under the 401(k) savings plan.

Employment Agreements

     Ronald Greenstone currently serves as Chairman and Chief Executive Officer of the Company pursuant to the terms of an employment agreement which expires on January 1, 1998. This agreement was entered into on December 22, 1988, and was subsequently renewed through December 31, 1991, again through December 31, 1994 and again through January 1, 1998. This agreement currently provides for an annual salary of no less than $365,000 and a cash bonus equivalent to 3% of the profit of the Company before provision for income taxes.

     Gary Roberts currently serves as President and Chief Operating Officer of the Company pursuant to the terms of an employment agreement which expires on January 1, 1998. This agreement was entered into on November 29, 1988, and was subsequently renewed through December 31, 1993, again through December 31, 1995, and again through January 1, 1998. This agreement currently provides for an annual salary of no less than $300,000 and a cash bonus equivalent to 2% of the profit of the Company before provision for income taxes.

     Each of the foregoing employment agreements restricts the respective officer's ability to use or disclose confidential information related to the business of the Company and to compete with the Company upon termination of his employment by the Company.

     In addition, each of the employment agreements provides that the respective officer, upon termination of employment otherwise than for cause, will receive a lump sum payment equal to such officer's annual salary, will continue to receive such officer's annual salary for the remainder of the employment period and will continue to be eligible for the Company's employee benefits.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Company's Common Stock.

     To the Company's knowledge, based solely on review of the copies of Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of ten percent or more of Common Stock were complied with.

COMPARATIVE PERFORMANCE OF THE COMPANY

     The Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of (i) a broad equity market index and (ii) a published industry index or peer group for a five-year period. The following chart compares the performance of the Common Stock with (i) the stocks comprising the NASDAQ National Market (the "NASDAQ Index") and (ii) the stocks comprising the Dow Jones Advertising Industry Group (the "Dow Jones Advertising Index"), and assumes an investment of $100 on October 31, 1991 in each of the Common Stock, the NASDAQ Index and the Dow Jones Advertising Index:

 (See printed Proxy Statement for graphic version of table printed below.)

                10/31/91          10/31/92          10/31/93     10/31/94    10/31/95    10/31/96
Company         100               183               142          125          117        125

NASDAQ
Index           100               111               144          143          192        204

Dow Jones
Advertising
Index           100               129               132          147          168        232


RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     Arthur Andersen LLP, the Company's independent auditor for the fiscal years ended October 31, 1996 and 1995, was dismissed by the Company on February 19, 1997. Ernst & Young LLP has been selected as the Company's independent auditor for the year ended October 31, 1997. Such selection is being submitted to the Company's shareholders for ratification. Arthur Andersen LLP has served as the Company's independent auditor since 1988. One or more representatives of Arthur Andersen LLP and Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders.

     As of February 19, 1997, Ernst &Young LLP has been engaged as the Company's new independent auditor. The decision to change independent auditor was related solely to the cost of providing auditing services for the current year, and not to a disagreement of any kind, and was approved by the Executive Committee of the Company's Board of Directors. Arthur Andersen LLP's report on the Company's financial statements for the fiscal years ended October 31, 1996 and 1995 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 1996 and 1995 and the subsequent interim period through February 19, 1997, there were no disagreements between the Company and Arthur Andersen LLPon any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of such auditor, would have caused it to make reference to the subject of such disagreement in connection with its reports. During its two most recent fiscal years and the subsequent interim period through February 19, 1997, the Company has not consulted Ernst &Young LLP with regard to either: (i) application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event.

     The Board of Directors recommends that the shareholders vote for ratification of the selection of Ernst &Young LLP as independent auditor for the Company for the 1997 fiscal year.

OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting of Shareholders is set forth herein. If any other matter or matters are properly brought before the Annual Meeting of Shareholders or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with his judgment.

Shareholders' Proposals

     Any proposal which a shareholder expects to present at the next Annual Meeting of Shareholders must be received at the Company's principal executive office shown on the first page of this Proxy Statement, Attention: Secretary, not later than October 31, 1997 to be considered for inclusion in the proxy material for the 1998 Annual Meeting of Shareholders.

                                      * * *

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY AS AT FEBRUARY 21, 1997 WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996. ANY SUCH REQUEST SHOULD BE DIRECTED TO RONALD M. GREENSTONE, CHAIRMAN, GREENSTONE ROBERTS ADVERTISING, INC., ONE HUNTINGTON QUADRANGLE, MELVILLE, NEW YORK 11747. A SHAREHOLDER OWNING SHARES BENEFICIALLY BUT NOT OF RECORD AS AT FEBRUARY 21, 1997, SHOULD INCLUDE IN SUCH REQUEST A REPRESENTATION THAT SUCH SHAREHOLDER WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK ON THAT DATE.